EXHIBIT 11
                      COMPUTATION OF EARNINGS PER SHARE


                                                              1997        1996        1995
                                                            ---------   ---------   ---------
Primary
Weighted Average Shares Outstanding                         1,313,520   1,299,446   1,252,983
Dilutive Effect of Stock Options                                   --     220,539     105,116
                                                            ---------------------------------
Weighted Average Common and Equivalent Shares Outstanding   1,313,520   1,519,985   1,358,099
                                                            =================================

Fully Diluted
Weighted Average Shares Outstanding                         1,313,520   1,299,446   1,252,983
Dilutive Effect of Stock Options                                   --     226,144     105,116
                                                            ---------------------------------
Weighted Average Common and Equivalent Shares Outstanding   1,313,520   1,525,590   1,358,099
                                                            =================================